Page 11 of 11 Pages

                                    EXHIBIT B

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that this Amendment No. 1 to Schedule 13D with respect to the Common Stock of IEC Electronics Corp., dated as of September 8, 2004, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:   September 8, 2004              SAGAMORE HILL CAPITAL MANAGEMENT L.P.


                                       By:     /s/ Steven H. Bloom
                                               ---------------------------------
                                               Steven H. Bloom
                                               President


Date:   September 8, 2004              SAGAMORE HILL MANAGERS LLC


                                       By:     /s/ Steven H. Bloom
                                               ---------------------------------
                                               Steven H. Bloom
                                               Sole Member


Date:   September 8, 2004              STEVEN H. BLOOM


                                       /s/ Steven H. Bloom
                                       -----------------------------------------